UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: March 13, 2007
(Date of earliest event reported)
AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8 Cambridge Center, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:  (617) 444-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURE
EXHIBIT INDEX
EX-99.1 Press Release dated March 14, 2007

ITEM 8.01    OTHER EVENTS
     On February 2, 2007, Akamai Technologies, Inc., a Delaware corporation (“Akamai” or the “Registrant”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Akamai, Lode Star Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Akamai (the “Merger Sub”), Netli, Inc., a Delaware corporation (“Netli”), the Non-competition Parties named therein and the Principal Stockholders named therein. A copy of the press release announcing completion of the acquisition is filed with this Current Report on Form 8-K as Exhibit 99.1.
     The acquisition contemplated by the Merger Agreement closed on March 13, 2007. Upon closing, Netli, a provider of services for the delivery of applications and content over the Internet, became a wholly-owned subsidiary of Akamai. Shares of Netli capital stock issued and outstanding immediately prior to the closing were canceled and converted into the right to receive shares of Akamai common stock. Each outstanding option to purchase shares of Netli capital stock was assumed by Akamai and converted into an option to purchase shares of Akamai common stock.
     Under the terms of the Merger Agreement, Akamai issued approximately 2.8 million shares of its common stock to the holders of Netli capital stock and assumed Netli’s outstanding options, which became options to purchase approximately 400,000 shares of Akamai common stock. Approximately 1.1 million of the shares issued at closing were placed in escrow primarily to secure the indemnification obligations of Netli’s former stockholders. The Akamai securities were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemptions set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D. Under the terms of the Merger Agreement, Akamai has agreed to register with the Securities and Exchange Commission the shares of its common stock issued to former Netli stockholders in the merger. The terms of the issuance of Akamai securities are more fully described in Item 5 of Part II of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.
     The terms of the Merger Agreement were determined on the basis of arms-length negotiations. Prior to the execution of the Merger Agreement, none of Akamai, any of its affiliates, any director or officer of Akamai or any associate of any such director or officer, had any material relationship with Netli.
(c) Exhibits.
99.1      Press Release dated March 14, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2007	AKAMAI TECHNOLOGIES, INC.
	By:	/s/ Melanie Haratunian
Melanie Haratunian
Vice President and General Counsel

EXHIBIT INDEX
99.1     Press Release dated March 14, 2007